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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            ------------------------

Date of Report (Date of earliest event reported):  July 29, 2002

                                 IMMUNOGEN, INC.
             (Exact name of registrant as specified in its Charter)

Massachusetts                      0-17999                04-2726691
(State or other jurisdiction      (Commission           (IRS Employer
of incorporation)                 File Number)         Identification No.)


  128 Sidney Street, Cambridge, Massachusetts               02139
    (Address of principal executive offices)              (Zip Code)

   Registrant's telephone number, including area code: (617) 995-2500


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ITEM 5. OTHER EVENTS

In July 1997, ImmunoGen, Inc.'s (ImmunoGen) majority-owned subsidiary, Apoptosis Technology, Inc. (ATI), entered into a collaboration agreement with BioChem Pharma, Inc. (BioChem Pharma). As previously disclosed in ImmunoGen's annual reports on Form 10-K, as part of the agreement, BioChem Pharma received warrants to purchase shares of ImmunoGen Common Stock equal to $11,125,000, the amount BioChem Pharma invested in ATI during the three-year research term. On July 29, 2002, Shire Biochem, Inc. (Shire), as successor in interest to BioChem Pharma, delivered to ImmunoGen a notice of exercise of warrants to acquire the number of shares of ImmunoGen common stock equal to $11,125,000 divided by the average of the closing price per share, as reported by Nasdaq, for the five days preceding the exercise of such warrants. As provided by the terms of the warrants, Shire delivered 11,125 shares of ATI in lieu of cash to exercise the warrants. ImmunoGen will issue to Shire 4,096,098 shares of restricted ImmunoGen common stock. Shire has also requested pursuant to the Registration Agreement dated July 31, 1997 between the two parties that ImmunoGen register the shares of common stock issued upon the exercise of the warrants.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

None.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                            ImmunoGen, Inc.
                                            (Registrant)




Date:  July 31, 2002                        /S/ GREGG D. BELOFF
                                            ---------------------------------
                                            Gregg D. Beloff
                                            Chief Financial Officer
                                            and Vice President